1940 Act File No. 811-08495

AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 21, 2020

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 275

(Check appropriate box or boxes)

NATIONWIDE MUTUAL FUNDS
(Exact Name of Registrant as Specified In Its Charter)

One Nationwide Plaza Mail Code 05-02-210
Columbus, Ohio 43215
(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, including Area Code: (614) 435-5787

Send Copies of Communications to:
ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
10 WEST NATIONWIDE BOULEVARD	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OH 43215	2000 K STREET, N.W., SUITE 700
(Name and Address of Agent for Service)	WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 275 (the “Amendment”) to the Registration Statement of Nationwide Mutual Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 266 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 19, 2020 under the 1940 Act (Accession No. 0001193125-20-041650) (“Amendment No. 266”), as pertaining to the Part A and Part B of the Nationwide Multi-Cap Portfolio (the “Fund”), a series of the Registrant.

Part A and Part B of the Fund, as filed in Amendment No. 266, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act.  This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The unaudited Financial Statement of the Fund for the period ended April 30, 2020, as filed with the Commission on June 19, 2020 (Accession No. 0000949365-20-000249) contained in the Semi-Annual Report of the Registrant, dated April 30, 2020, is incorporated herein by reference. Additionally, the audited Financial Statement and the Report of Independent Registered Public Account Firm of the Fund for the fiscal year ended October 31, 2019, as filed with the Commission on December 12, 2019 (Accession No. 0001193125-19-320606) contained in the Annual Report of the Registrant, dated October 31, 2019, is incorporated herein by reference.

This Registration Statement relates only to the Fund and does not incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE MUTUAL FUNDS
Nationwide Multi-Cap Portfolio

Amendment dated December 21, 2020
to the Prospectus dated February 19, 2020

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the Prospectus.

1.
At a meeting of the Board of Trustees (the “Board”) of Nationwide Mutual Funds held on December 18, 2020, the Board approved the appointment of Janus Capital Management LLC (“Janus”) as a subadviser to the Nationwide Multi-Cap Portfolio (the “Fund”), effective on or about February 16, 2021 (the “Effective Date”).

2.	As of the Effective Date, the Prospectus is amended as follows:
	a.	The information under the heading “Item 5. Management.” on the cover page of the Prospectus is deleted in its entirety and replaced with the following:

Nationwide Fund Advisors (“NFA” or the “Adviser”) is the Fund’s investment adviser. BlackRock Investment Management, LLC (“BlackRock”), Janus Capital Management LLC (“Janus”) and Western Asset Management Company, LLC (“WAMCO”) serve as the Fund’s subadvisers.

Portfolio Managers

Portfolio Manager	Title	Length of Service with Fund
BlackRock
Alan Mason	Managing Director	Since 2018
Rachel Aguirre	Managing Director & Senior Portfolio Manager	Since 2018
Jennifer Hsui, CFA	Managing Director & Portfolio Manager	Since 2018
Amy Whitelaw	Managing Director & Senior Portfolio Manager	Since 2018
Creighton Jue, CFA	Managing Director & Portfolio Manager	Since 2018
Suzanne Henige, CFA	Director	Since 2020
Janus
Ashwin Alankar, Ph.D	Head of Global Asset Allocation & Portfolio Manager	Since 2021
WAMCO
John L. Bellows, Ph.D., CFA	Portfolio Manager	Since 2018
Kenneth Leech	Chief Investment Officer & Portfolio Manager	Since 2018

b.
The information under the heading “Item 9. Investment Objective, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings. - Principal Investment Strategies” beginning on page 1 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund’s overall investment strategy is to seek to incrementally exceed the performance of the U.S. stock market, as represented by the Russell 3000® Index, over a full market cycle. The Russell 3000® Index is composed of the 3,000 largest U.S. companies by market capitalization, as determined by the Frank Russell Company, and includes U.S. companies in a wide range of businesses and capitalization sizes. As of December 31, 2019, the market capitalizations of companies in the Russell 3000® Index ranged from $12.7 million to $1.3 trillion. The Russell 3000® Index is a market-weighted index, which means that the stocks of the largest companies in the Index have the greatest effect on its performance. Inclusion of a stock in the Russell 3000® Index does not mean that the Frank Russell Company believes the stock to be an attractive investment. The Russell 3000® Index is a registered trademark of the Frank Russell Company, which does not sponsor and is in no way affiliated with the Fund or the Fund’s investment adviser. Individuals cannot invest directly in an index.

The Fund consists of three portions, or “sleeves,” managed by different subadvisers acting independently with respect to the assets of the Fund they manage. Each subadviser applies an enhanced index strategy that is distinct from that applied by the other subadvisers. NFA is the Fund’s investment adviser and, subject to the approval of the Board of Trustees, selects the Fund’s subadvisers and monitors their performance on an ongoing basis. NFA also determines the amount of Fund assets to allocate to each subadviser.

The three sleeves are each managed as follows:

BLACKROCK INVESTMENT MANAGEMENT, LLC (“BLACKROCK”) – seeks to obtain exposure to U.S. stocks by investing in equity securities of companies included in the Russell 3000® Index. BlackRock does not necessarily invest in all of the securities in the Russell 3000® Index, or in the same weightings. BlackRock also may use equity derivatives, such as futures or swap agreements, to obtain exposure to U.S. stocks. BlackRock chooses investments so that the market capitalizations, industry weightings and other fundamental characteristics of the securities chosen are similar to the Russell 3000® Index as a whole. In an attempt to generate a modest amount of outperformance over the Index, BlackRock may deviate from the Index’s weightings in order to take advantage of what it believes to be alpha-generating opportunities, such as changes in the Index, share offerings (both initial and secondary), share buybacks, and mergers, acquisitions, spinoffs and other types of corporate transactions.

JANUS CAPITAL MANAGEMENT LLC (“JANUS”) – seeks to reduce the risk of significant loss that is unlikely to be regained over a full market cycle (a time period representing a significant market decline and recovery), while also participating in the upside growth of the capital markets. To achieve this, Janus employs a “tail-managed” strategy intended to dynamically shift away from assets whose downside tail risks are perceived to be increasing, and toward assets whose expected tail gains are perceived to be increasing. For these purposes, “tails” represent the outliers of a distribution of returns or, in other words, outsized future moves both to the positive and the negative. Tail events typically occur more often than expected, and a tail loss or a tail gain can have a substantial impact on a portfolio’s long-term performance.

Janus uses a variety of equity and fixed-income investments to pursue its strategy. Equity investments may include individual stocks, U.S. equity futures, total return swaps, exchange-traded funds (“ETFs”) and options. Fixed-income investments may include U.S. Treasury securities, sovereign bonds, ETFs and options. To implement its strategy, Janus utilizes both a top-down macro analysis and a complementary bottom-up risk/reward analysis. These processes each employ certain proprietary models which provide forward-looking insights into capital markets and which seek to identify indicators of market stress or potential upside. Such models include a proprietary options implied information model that monitors day- to-day movements in options prices for indicators of risk and reward between asset classes and sectors. Using these proprietary models, Janus adjusts the sleeve's allocations and the security exposures.

WESTERN ASSET MANAGEMENT COMPANY, LLC (“WAMCO”) – combines the use of equity securities and/or equity index derivatives with investments in fixed-income securities to seek to provide returns that generally track (before the deduction of Fund operating expenses) the Russell 3000® Index, yet which modestly exceed the performance of the Russell 3000® Index. First, WAMCO selects stocks, stock index futures and/or swap contracts with investment characteristics, such as market capitalizations and industry weightings, similar to those of stocks included in the Russell 3000® Index. As only a fraction of the sleeve’s assets is required for margin on these derivatives transactions, WAMCO invests the remaining sleeve assets in a variety of U.S. and foreign bonds and other debt securities, such as corporate bonds, U.S. government securities (i.e., debt securities issued and/or guaranteed as to principal and interest by either the U.S. government, or by U.S. government agencies, U.S. government-sponsored enterprises and U.S. government instrumentalities), zero-coupon bonds, repurchase agreements, mortgage-backed securities, asset-backed securities and corporate loans. Certain mortgage-backed securities may be purchased with delayed delivery. Asset-backed securities may include collateralized debt obligations (“CDOs”), including collateralized loan obligations (“CLOs”). CLOs are ordinarily issued by a trust or other special purpose entity and are collateralized by a pool of loans, which may include, among others, domestic and non-U.S. senior secured loans, senior unsecured loans and subordinated corporate loans, including loans that may be rated below investment grade. The various fixed-income securities serve as collateral for the sleeve’s futures and swaps positions, although they also are used to provide a modest amount of outperformance over the Index. WAMCO typically emphasizes short-duration bonds that are investment grade, although it may purchase high-yield bonds (i.e., those that are rated below investment grade) or bonds with longer durations in order to take advantage of opportunities for investments with a higher return potential. WAMCO also may use interest rate swaps or total return swaps, either to manage the sleeve’s average portfolio duration, to hedge against investment risks or to increase return.

In combination, the Fund’s three sleeves are intended to provide a risk-controlled, low tracking error investment approach while achieving modest returns in excess of the Russell 3000® Index. In allocating assets between the subadvisers, NFA seeks to increase diversification among securities and investment styles in order to potentially increase the possibility for investment return and reduce risk and volatility.

c.
The following is added as a sub-risk under Derivatives risk on page 3 of the Prospectus:

       Options – an option is an agreement that, for a premium payment or fee, gives the option holder (the purchaser) the right but not the obligation to buy (a “call option”) or sell (a “put option”) the underlying security or futures contract (or settle for cash an amount based on an underlying asset, rate or index) at a specified price (the “exercise price”) during a period of time or on a specified date. Investments in options are considered speculative. When the Fund writes (sells) an option, it profits if the option expires unexercised, because it retains the premium the buyer of the option paid. However, if the Fund writes a call option, it incurs the risk that the market price of the underlying security or futures contract could increase above the option’s exercise price. If this occurs, the option could be exercised and the Fund would be forced to sell the underlying security or futures contract at a lower price than its current market value. If the Fund writes a put option, it incurs the risk that the market value of the underlying security or futures contract could decrease below the option’s exercise price. If this occurs, the option could be exercised and the Fund would be forced to buy the underlying security or futures contract at a higher price than its current market value. If the Fund writes a put option, it incurs the risk that the market value of the underlying security or futures contract could decrease below the option’s exercise price. If this occurs, the option could be exercised and the Fund would be forced to buy the underlying security or futures contract at a higher price than its current market value. When the Fund purchases an option, it will lose the premium paid for the option if the price of the underlying security or futures contract decreases or remains the same (in the case of a call option) or increases or remains the same (in the case of a put option). If an option purchased by the Fund were permitted to expire without being sold or exercised, its premium would represent a loss to the Fund.

       Purchasing and writing put and call options are highly specialized activities and entail greater-than-ordinary investment risks. To the extent that the Fund invests in over-the-counter options, the Fund may be exposed to credit risk with regard to parties with whom it trades and also may bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions, which generally are backed by clearing-organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirement applicable to intermediaries. Transactions entered directly between two counterparties generally do not benefit from such protections and expose the parties to the risk of counterparty default.

d.
The following is added as a risk immediately following Equity securities risk on page 5 of the Prospectus:

Exchange-traded funds risk – when the Fund invests in an exchange-traded fund (“ETF”), you will indirectly bear fees and expenses charged by the ETF in addition to the Fund’s direct fees and expenses. In addition, the Fund may be affected by losses of the ETF and the level of risk arising from the investment practices of the ETF (such as the use of leverage by the ETF). The Fund has no control over the investments and related risks taken by the ETF in which it invests. Additionally, investments in ETFs are also subject to the following risks: (i) the market price of an ETF’s shares may trade above or below their net asset value; (ii) an active trading market for an ETF’s shares may not develop or be maintained; or (iii) trading of an ETF’s shares may be halted for a number of reasons.

e.
The following is added as a risk immediately following Initial public offering risk on page 7 of the Prospectus:

Investment models risk – one subadviser uses certain proprietary models, including a proprietary options implied information model, to implement its investment strategy. These models may not be successful in identifying how the subadviser’s allocations and security exposures should be adjusted in order to reduce the risk of loss while participating in upside gains. As a result, there is a risk that the Fund may underperform its benchmark if these models do not correctly identify indicators of risk and reward between asset classes and sectors. Further, while the use of these models and subsequent portfolio reallocations are intended to benefit the Fund’s shareholders, these techniques could in certain cases have a detrimental effect on the Fund, including increasing portfolio turnover (and related transaction costs) and causing the Fund to incur taxable gains.

f.
The following is added as a risk immediately following Smaller company risk on page 9 of the Prospectus:

Sovereign debt risk – the governmental entity that controls the repayment of government debt may not be willing or able to repay the principal and/or pay the interest when it becomes due, due to factors such as political considerations, the relative size of the governmental entity’s debt position in relation to the economy, cash flow problems, insufficient foreign currency reserves, the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies, and/or other national economic factors. Governments may default on their debt securities, which may require holders of such securities to participate in debt rescheduling. Further, there is no legal or bankruptcy process by which defaulted government debt may be collected in whole or in part.
g.
The information under the heading “Item 10. Management, Organization, and Capital Structure. – Subadvisers” on page 10 of the Prospectus is amended to include the following:

JANUS CAPITAL MANAGEMENT LLC (“JANUS”), located at 151 Detroit Street, Denver, CO 80206, is the subadviser to a portion of the Fund. Janus is a registered investment adviser and a wholly-owned subsidiary of Janus Henderson Group plc, which conducts business as Janus Henderson Investors. Janus, through its predecessors, has provided investment management services since 1969.

h.
The information under the heading “Item 10. Management, Organization, and Capital Structure. – Portfolio Management” on page 10 of the Prospectus is amended to include the following:

Janus

Ashwin Alankar, Ph.D., is primarily responsible for the day-to-day management of the portion of the Fund subadvised by Janus. Dr. Alankar is the Head of Global Asset Allocation at Janus Henderson Investors, which he joined in 2014.

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide Multi-Cap Portfolio

Amendment dated December 21, 2020
to the Statement of Additional Information (“SAI”) dated February 19, 2020

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.
At a meeting of the Board of Trustees (the “Board”) of Nationwide Mutual Funds held on December 18, 2020, the Board approved the appointment of Janus Capital Management LLC (“Janus”) as a subadviser to the Nationwide Multi-Cap Portfolio (the “Fund”), effective on or about February 16, 2021 (the “Effective Date”).

2.	As of the Effective Date, the SAI is amended as follows:
a.
The information under the heading “Investment Advisory and Other Services - Subadvisers” on page 57 of the SAI is amended to include the following:

Janus Capital Management LLC (“Janus”) is located at 151 Detroit Street, Denver, CO 80206. Janus is a registered investment adviser and a wholly-owned subsidiary of Janus Henderson Group plc, which conducts business as Janus Henderson Investors. Janus, through its predecessors, has provided investment management services since 1969.

	b.	The information under the heading “Appendix B – Proxy Voting Guidelines Summaries” is amended to include the following:

JANUS CAPITAL MANAGEMENT LLC

Proxy Voting Guidelines and Procedures
We have a fiduciary duty to ensure that proxies are voted in the best interest of all our clients for which we have voting responsibility. We have adopted proxy voting policies and procedures, along with internal procedures, to fulfil our proxy voting responsibilities. To assist us in assessing the corporate governance of investee companies, we subscribe to ISS (an independent proxy voting adviser). ISS provides voting recommendations based upon our policies and procedures. Our in-house specialists scrutinise the ISS research and supplement this with in-house research and engagement.
Proxy Voting Committee
Janus Henderson has a Proxy Voting Committee, which is responsible for our positions on major voting issues and creating guidelines overseeing the voting process. The Committee is comprised of representatives of investment portfolio management, corporate governance, accounting, legal and compliance. Additionally, the Proxy Voting Committee is responsible for monitoring and resolving possible conflicts of interest with respect to proxy voting. Public links to our fund voting records are available on our company websites in applicable jurisdictions.
Proxy voting guidelines and processes vary according to Janus Henderson subadviser. The following pertains to Janus Capital Management LLC.
Janus Capital Management Advisory Affiliates Guidelines & Procedures
Janus Capital Management (JCM) and each of its advisory affiliates, Perkins and Intech (collectively Janus), have adopted Proxy Voting Guidelines and Procedures, along with internal procedures, to fulfil its proxy voting responsibilities. The Guidelines explain how each adviser will generally vote on various proxy proposals, and the Procedures outline the process by which proxies will be voted, how conflicts of interest are addressed, and the responsibilities of the Proxy Voting Committee. In a separate account, clients may retain the discretion to vote proxies for portfolio securities, in which case Janus does not participate in the voting of proxies for those accounts. JCM along with its advisory affiliate Intech Investment Management LLC (“Intech”) has adopted the Intech Proxy Voting and Corporate Engagement Policy, respectively, to fulfill the proxy voting responsibilities of any funds sub-advised by  Intech.
Janus Denver Operations Control Group (DOC)
DOC is responsible for administering the proxy voting process as set forth in the Guidelines and Procedures and oversees ISS. The DOC works with ISS and is responsible for ensuring that all meeting notices are reviewed against the Guidelines, and proxy matters are communicated to the portfolio managers and analysts for consideration pursuant to the Guidelines.
Proxy Voting Process
Proxies are generally voted pursuant to the Guidelines. In instances where the Guidelines do not cover the proxy item, for proxy issues not addressed by the Guidelines (“refer items”), Janus Capital and Perkins will only vote as instructed by the relevant Portfolio Management. In addition to automatically receiving refer items, a portfolio manager may elect to receive a summary of all vote recommendations or all vote recommendations against management. Although the Funds generally vote in accordance with the Guidelines, portfolio managers have ultimate discretion and responsibility for determining how to vote proxies with respect to securities held in the portfolios they manage. The Proxy Voting Committee does not have authority to direct votes for any client or account except as otherwise set forth in the Proxy Voting Procedures. In deciding how to cast their votes, Portfolio Management may reference their own perspectives, knowledge and research as well as the research and recommendations of the Proxy Voting Service. While Portfolio Management generally cast votes consistently across accounts, they may reasonably reach different conclusions as to what is in the best interest of specific accounts based on differences in strategies, objectives or perspectives.
Janus Capital Management Participating Affiliate Funds
Participating Affiliate Funds are managed by portfolio managers that provide investment advisory services under a participating affiliate arrangement between Janus Capital Management LLC and each of Henderson Global Investors Limited, Henderson Global Investors (Singapore) Ltd., and Henderson Global Investors (Japan) Ltd. (each a Participating Affiliate and together, the Participating Affiliates). Each Participating Affiliate is party to a Memorandum of Understanding with Janus Capital Management LLC, dated 1 January 2018. Such Funds will vote proxies in accordance with the Annex A to the Procedures. Such proxy voting decisions are made by Henderson Global Investor’s Corporate Governance Team in conjunction with the relevant fund manager and analysts. In voting proxies they apply core principles of corporate governance as detailed in Annex A of the Proxy Voting Procedures. Proxy voting decisions utilise research and recommendations from ISS. Ultimate voting authority rests with individual portfolio managers, who are responsible for ensuring that votes are exercised in the best interests of fund beneficiaries. The PVC will review the voting no less frequently than quarterly for any securities held by a Participating Affiliate Fund.
We publicly disclose voting records on our website.

c.	The subsection “Investments in the Fund” under the heading “Appendix C – Portfolio Managers” is amended to include the following:

Name of Portfolio Manager	Fund Name	Dollar Range of Investments in Each Fund
Janus Capital Management LLC
Ashwin Alankar, Ph.D.[1]	Nationwide Multi-Cap Portfolio	None

[1]	Information provided is as of October 31, 2020.

d.	The subsection “Description of Compensation Structure” under the heading “Appendix C – Portfolio Managers” is amended to include the following:

Janus Capital Management, LLC

Portfolio managers are compensated for managing the Funds and any other funds, portfolios, or accounts for which they have exclusive or shared responsibilities through two components: a fixed annual base salary and a variable performance component. Compensation (both fixed and variable) is determined on a pre-tax basis.
Since there are no set targets/percentages for variable compensation, the pay mix will vary for each portfolio manager based on individual performance. On average, total compensation is weighted more heavily in the form of variable compensation, typically split between cash and deferral.
Base Salary
Base salary is determined by the individual’s manager.
The base salary is based on factors such as performance, complexity of managing portfolios, scope of responsibility (including assets under management), skills, knowledge, experience, ability, and market competitiveness.
Variable Compensation
Individuals’ awards, if any, are discretionary and given based on company, department, and individual performance.
The overall investment team variable compensation pool is based on Janus Henderson profitability and is fully discretionary. Both quantitative and qualitative factors will be used to determine these awards. Such factors include, among other things:
Consistent short-term and long-term performance (ie, one-, three-, and five-year performance)
Client support
Investment team support through the sharing of ideas, leadership, development, mentoring, and teamwork
Package re-negotiation
Investment professionals’ remuneration is discretionary, and not subject to any formulaic, or contractual mechanism. Therefore, re-negotiation is not required to vary the amount of variable compensation an individual receives.
Performance Fees
The Company receives performance fees in relation to certain funds depending on outperformance of each fund against pre-determined benchmarks. Performance fees are shared directly with investment professional in two instances;
•	On a discretionary basis, if the fees were generated by one of five specific Investment Trusts, and
•	On a formulaic basis, if there is a contractual arrangement in place.

The discretionary performance fee sharing incentives are funded from within the profit pools and subject to the same risk adjustment, review and standard deferral arrangements that apply to the discretionary funding frameworks.
Deferrals / Firm Ownership
All employees are subject to the Company’s standard deferral arrangements which apply to variable incentive awards. Deferral rates apply to awards that exceed a minimum threshold, rates of deferral increase for larger incentive awards. Deferred awards vest in three equal instalments over a 3-year period and are delivered into JHG restricted stock and/or funds.
e.	The subsection “Other Managed Accounts” under the heading “Appendix C -- Portfolio Managers” is amended to include the following:

Name of Portfolio Manager	Number of Accounts Managed by Each Portfolio Manager and Total Assets by Category
Janus Capital Management LLC
Ashwin Alankar, Ph.D.[1]	Mutual Funds: 5 accounts, $924.13 million total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Pooled Investment Vehicles: 3 accounts, $46 million total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)
Other Accounts: 13 accounts, $748.67 million total assets (0 accounts, $0 total assets for which the advisory fee is based on performance)

[1]	Information provided is as of October 31, 2020.

f.	The subsection “Potential Conflicts of Interest” under the heading “Appendix C -- Portfolio Managers” is amended to include the following:
Janus Capital Management, LLC
Portfolio managers and investment personnel (for the purposes of this section, are together referred to as “portfolio managers”) generally manage other accounts, including accounts that may hold the same securities as or pursue investment strategies similar to the Funds. Those other accounts may include other Janus Henderson funds, private-label funds for which Janus Capital Management LLC (JCM) or an affiliate serves as subadviser, separately managed accounts or other pooled investment vehicles, such as hedge funds, which may have different fee structures or rates than a Fund or may have a performance-based management fee. As such, fees earned by JCM or an affiliate vary among these accounts. JCM or an affiliate may also proprietarily invest in or provide seed capital to some but not all of these accounts. In addition, portfolio managers may personally invest in or provide seed capital to some but not all of these accounts, and certain of these accounts may have a greater impact on their compensation than others. Further, portfolio managers (or their family members) may beneficially own or transact in the same securities as those held in a Fund’s portfolio. Certain portfolio managers also have roles as research analysts for Janus Henderson and receive compensation with respect to the analyst role. Certain portfolio managers also have roles with an affiliate of JCM and provide advice on behalf of JCM through participating affiliate agreements, and receive compensation attributable to their role with the affiliate in addition to JCM. These factors could create conflicts of interest because a portfolio manager may have incentives to favor one or more accounts over others or one role over another in the allocation of time, resources, or investment opportunities or the sequencing of trades, resulting in the potential for the Fund to be disadvantaged if, for example, one or more accounts outperform the Fund.

A conflict may arise if a portfolio manager identifies a limited investment opportunity that may be appropriate for a Fund, but the Fund is not able to take full advantage of that opportunity due to the need to allocate that opportunity among other accounts also managed by the portfolio manager. A conflict may also arise if a portfolio manager executes transactions in one or more accounts that adversely impact the value of securities held by a Fund.
JCM believes that these and other conflicts are mitigated by policies, procedures, and practices in place, including those governing personal trading, proprietary trading and seed capital deployment, aggregation and allocation of trades, allocation of limited offerings, cross trades, and best execution. In addition, JCM generally requires portfolio managers to manage accounts with similar investment strategies in a similar fashion, subject to a variety of exceptions, including, but not limited to, investment restrictions or policies applicable only to certain accounts, certain portfolio holdings that may be transferred in-kind when an account is opened, differences in cash flows and account sizes, and similar factors. JCM monitors accounts with similar strategies for any holdings, risk or performance dispersion or unfair treatment.
JCM (and its affiliates) generate trades throughout the day, depending on the volume of orders received from investment personnel, for all of its clients using trade system software. Trades are pre-allocated to individual clients and submitted to selected brokers via electronic files, in alignment with JCM’s best execution policy. If an order is not completely filled, executed shares are allocated to client accounts in proportion to the order. In addition, JCM has adopted trade allocation procedures that govern allocation of securities among various Janus Henderson accounts.
JCM is the adviser to the Funds and the JCM “funds of funds,” which are funds that invest primarily in other Janus Henderson funds. Because JCM is the adviser to the JCM “funds of funds” and the Funds, it is subject to certain potential conflicts of interest when allocating the assets of a JCM “fund of funds” among such Funds. For example, the JCM “funds of funds” investments have been and may continue to be a significant portion of the investments in other Janus Henderson funds, allowing JCM the opportunity to recoup expenses it previously waived or reimbursed for a Fund, or to reduce the amount of seed capital investment needed by JCM for the Janus Henderson funds.
In addition, the JCM “funds of funds” portfolio manager also serves as Head of Global Asset Allocation of Janus Henderson Investors and has regular and continuous access to information regarding the holdings and trade details of the Funds, as well as knowledge of, and potential impact on, investment strategies and techniques of the Funds. He may also be subject to conflicts of interest in allocating the JCM “funds of funds” assets among the Fund’s and other investments since he serves as portfolio manager of Janus Henderson Adaptive Global Allocation Fund, which is an eligible investment for the JCM “funds of funds.”

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Mutual Funds (the “Trust”), a Delaware Statutory Trust, previously filed as Exhibit EX-28.a with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V, and VI of the Amended Declaration and Article VII of the Amended Bylaws, incorporated by reference to Exhibit (a) and (b) hereto, define rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended October 1, 2020, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(b)
Exhibit A to the Investment Advisory Agreement, effective November 30, 2020, previously filed as Exhibit EX-28.d.1.b with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(2)
Investment Advisory Agreement, dated August 28, 2007, between the Trust and Nationwide Fund Advisors, pertaining to the Target Destination Funds of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.d.2.a. with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

(3)
Investment Advisory Agreement, dated September 18, 2015, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-28.d.3 with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended November 7, 2019, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

	(4)	Subadvisory Agreements
(a)
Amended Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(1)
Exhibit A to the Amended Subadvisory Agreement, amended February 1, 2012, previously filed as Exhibit EX-28.d.3.a.1 with the Trust’s registration statement on February 24, 2012, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.3.h with the Trust’s registration statement on December 19, 2008, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.3.c.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(c)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Brown Capital Management, LLC, dated August 26, 2011, previously filed as Exhibit EX-28.d.3.j with the Trust’s registration statement on September 16, 2011, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and UBS Global Asset Management (Americas) Inc., dated July 19, 2011, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on July 1, 2011, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended November 19, 2012, previously filed as Exhibit EX-28.d.3.k.1 with the Trust’s registration statement on December 6, 2012, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Thompson, Siegel & Walmsley LLC, dated October 30, 2012, previously filed as Exhibit EX-16.6.c.xii with the Trust’s registration statement on Form N-14 on May 17, 2013, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended July 1, 2018, previously filed as Exhibit EX-28.d.4.g.1 with the Trust’s registration statement on June 27, 2018, is hereby incorporated by reference.
(f)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Bailard, Inc., dated June 4, 2013, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on October 17, 2013, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended March 31, 2014, previously filed as Exhibit EX-28.d.3.j.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(g)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Geneva Capital Management LLC, dated March 16, 2020, previously filed as Exhibit EX-16.6.d.ix with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Standard Life Investments (Corporate Funds) Limited, dated October 5, 2015, previously filed as Exhibit EX-28.d.4.r with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(i)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC), dated September 25, 2015, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on October 14, 2015, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 14, 2019, previously filed as Exhibit EX-28.d.4.l.1 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on December 14, 2016, is hereby incorporated by reference.

(k)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated May 5, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Logan Capital Management, Inc., dated December 8, 2017, previously filed as Exhibit EX-16.6.d.xviii  with the Trust’s registration statement on Form N-14 on December 27, 2017, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Diamond Hill Capital Management, Inc., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.s with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended October 1, 2020, previously filed as Exhibit EX-28.d.4.q.1. with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(q)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, as amended August 5, 2019, previously filed as Exhibit EX-16.6.d.xx with the Trust’s registration statement on Form N-14 on September 27, 2019, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 12, 2020, previously filed as Exhibit EX-16.6.d.xx.1 with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Western Asset Management Co., effective July 31, 2020, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated September 13, 2018, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(t)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc., dated March 12, 2020, previously filed as Exhibit EX-16.6.d.xxiv with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and American Century Investment Management Inc., effective November 30, 2020, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(e)	(1)
Underwriting Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Distributors, LLC, previously filed as Exhibit EX-23.e.1 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Schedule A to the Underwriting Agreement, amended January 15, 2020, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.

	(2)	Form of Dealer Agreement, dated 2008, previously filed as Exhibit EX-23.e.2 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.
(f)	Not applicable.
(g)	Custodian Agreement
(1)
Global Custody Agreement, dated April 4, 2003, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1 with the Trust’s registration statement on February 28, 2005, is hereby incorporated by reference.

(a)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

		(b)	Amendment to Global Custody Agreement, dated March 8, 2012, previously filed as Exhibit EX-28.g.1.d with the Trust’s registration statement on July 2, 2012, is hereby incorporated by reference.
(c)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(d)
Amendment to Global Custody Agreement, dated February 25, 2020, previously filed as Exhibit EX-16.9.a.xiii with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(2)
Waiver to Global Custody Agreement, dated February 28, 2005, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1.a with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(3)
Cash Trade Execution Rider to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(4)
Concentration Accounts Agreement, dated December 2, 2009, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-28.g.4 with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(5)
Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.5 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(6)
Addendum to Fee Schedule to Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.6 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement, dated May 1, 2010, between the Trust, Nationwide Variable Insurance Trust and Nationwide Fund Management LLC, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

	(2)	Administrative Services Plan, amended January 15, 2020, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.
(a)
Form of Servicing Agreement to Administrative Services Plan, dated January 2007, previously filed as Exhibit EX-23.h.2.b with the Trust’s registration statement on February 28, 2007, is hereby incorporated by reference.

	(3)	Form of Operational Service Agreement, dated 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.
(4)
Expense Limitation Agreement between the Trust and Nationwide Fund Advisors, amended January 9, 2008, previously filed as Exhibit EX-23.h.4 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

(a) Amendment to Expense Limitation Agreement, dated March 1, 2017, previously filed as Exhibit EX-28.h.4.a with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.
(b)
Amendment No. 2 to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.4.b with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(c)
Exhibit A to Expense Limitation Agreement, amended October 1, 2020, previously filed as Exhibit EX-28.h.4.c with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(d)
Exhibit A to Expense Limitation Agreement, amended November 30, 2020, previously filed as Exhibit EX-28.h.4.d with the Trust’s registration statement on October 16, 2020, is hereby incorporated by reference.

(5)
Assignment and Assumption Agreement between Gartmore Mutual Funds, an Ohio Business Trust  (“OBT”), and the Trust, dated February 28, 2005, assigning to the Trust OBT’s title, rights, interests, benefits and privileges in and to certain contracts listed in the Agreement, previously filed as Exhibit EX-23.h.11 with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(6)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Fund, dated March 1, 2020, previously filed as Exhibit EX-28.h.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(7)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Government Money Market Fund, dated March 1, 2020, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(8)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of Nationwide Bond Index Fund, Nationwide Mid Cap Market Index Fund and Nationwide Small Cap Index Fund, dated March 1, 2020, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(9)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Core Plus Bond Fund, dated July 1, 2018, previously filed as Exhibit EX-28.h.10 with the Trust’s registration statement on June 27, 2018, is hereby incorporated by reference.

(10)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated March 18, 2020, previously filed as Exhibit EX-16.13.j with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(11)
Rule 12b-1 Fee Waiver Agreement between the Trust and Nationwide Fund Distributors LLC, on behalf of the Nationwide Government Money Market Fund, dated March 18, 2020, previously filed as Exhibit EX-16.13.k with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(12)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated July 1, 2020, previously filed as Exhibit EX-16.13.l with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(13)
Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, on behalf of the Nationwide Multi-Cap Portfolio, effective September 16, 2020, previously filed as Exhibit EX-28.h.13 with the Trust’s registration statement on December 18, 2020, is hereby incorporated by reference.

(i)	Not applicable.
(j)	Not applicable.
(k)	Not applicable.
(l)	Not applicable.
(m)	Distribution Plan under Rule 12b-1, amended January 15, 2020, previously filed as Exhibit EX-28.m.1 with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.
(n)	Rule 18f-3 Plan, amended January 15, 2020, previously filed as Exhibit EX-28.n.1 with the Trust’s registration statement on January 15, 2020, is hereby incorporated by reference.
(o)	Not applicable.
(p)	(1)
Code of Ethics for Nationwide Fund Advisors, the Trust and Nationwide Variable Insurance Trust, amended March 12, 2018, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on April 10, 2018, is hereby incorporated by reference.

(2)
Code of Business Conduct and Ethics for BlackRock Investment Management, LLC, effective February 26, 2019, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(3)
Code of Ethics for Nationwide Fund Distributors, LLC, dated April 30, 2017, previously filed as Exhibit EX-28.p.4 with the Trust’s registration statement on February 21, 2018, is hereby incorporated by reference.

(4)
Code of Ethics for Brown Capital Management, LLC, dated September 30, 2018, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(5)
Code of Ethics for UBS Asset Management (Americas) Inc., dated August 20, 2019, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(6)
Code of Ethics for Thompson, Siegel & Walmsley LLC, effective December 5, 2016, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

	(7)	Code of Ethics for Bailard, Inc., amended January 1, 2020, previously filed as Exhibit EX-28.p.9 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.
	(8)
Compliance Program for Geneva Capital Management LLC, revised April 9, 2020, previously filed as Exhibit EX-16.17.j with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

	(9)
Global Code of Conduct for Aberdeen Standard Investments, amended January 1, 2020, previously filed as Exhibit 28.p.11 with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

	(10)
Code of Ethics for Amundi Pioneer Institutional Asset Management, Inc. (formerly, Amundi Smith Breeden LLC), revised September 2019, previously filed as Exhibit EX-28.p.13 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

	(11)
Code of Ethics for Wellington Management Company LLP, dated April 30, 2017, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on February 2, 2018, is hereby incorporated by reference.

	(12)
Code of Ethics for Loomis, Sayles & Company, L.P., amended April 18, 2018, previously filed as Exhibit EX-28.p.15 with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

	(13)
Advisory Code of Ethics for Logan Capital Management, Inc., dated January 1, 2019, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

	(14)
Code of Ethics for Diamond Hill Capital Management, Inc., amended April 1, 2018, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

	(15)
Code of Ethics for WCM Investment Management, dated January 1, 2019, previously filed as Exhibit EX-28.p.18 with the Trust’s registration statement on February 19, 2019, is hereby incorporated by reference.

	(16)
Code of Ethics & Personal Trading Policy for Nationwide Asset Management, LLC, as of February 2019, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

	(17)
Code of Conduct for BNY Mellon Corporation (formerly, BNY Mellon Asset Management North America Corporation), as of June 2019, previously filed as Exhibit EX-28.p.20 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

		(a)
Personal Securities Trading Policy for BNY Mellon Corporation (and its subsidiaries), dated January 15, 2019, previously filed as Exhibit EX-28.p.20.a with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

	(18)
Code of Ethics for Western Asset Management Co., revised January 1, 2016, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

	(19)
Code of Business Conduct and Code of Ethics for Allianz Global Investors U.S. Holdings and subsidiaries and Allianz Asset Management of America, amended June 26, 2020, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

	(20)
Code of Ethics for American Century Investment Management, Inc., revised April 2, 2020, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Barbara I. Jacobs, dated June 14, 2017, previously filed as Exhibit EX-28.q.2 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Paula H.J. Cholmondeley, dated June 14, 2017, previously filed as Exhibit EX-28.q.3 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for Phyllis Kay Dryden, dated June 14, 2017, previously filed as Exhibit EX-28.q.4 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for David C. Wetmore, dated June 14, 2017, previously filed as Exhibit EX-28.q.6 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for Michael S. Spangler, dated June 14, 2017, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(10)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on June 14, 2019, is hereby incorporated by reference.

(11)
Power of Attorney with respect to the Trust for Lee Cummings, dated July 24, 2020, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on September 16, 2020, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.
ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Variable Insurance Trust. To the knowledge of the Registrant, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of Nationwide Fund Advisors. The address for the persons listed below, except as otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	Director	N/A
Michael S. Spangler	President and Chief Executive Officer of Nationwide Funds Group, which includes NFA, NFM and NFD; Senior Vice President of Nationwide Financial Services, Inc. and Nationwide Mutual Insurance Company	President and Director	President, Chief Executive Officer and Principal Executive Officer
Lee T. Cummings	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations of Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations
Brian E. Hirsch	Vice President of NFA and Chief Compliance officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Pamela A. Biesecker	Senior Vice President and Head of Taxation of Nationwide Mutual Insurance Company	Senior Vice President and Head of Taxation	N/A
Denise L. Skingle	Senior Vice President and Chief Counsel of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A

Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Funds Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Vice President and Associate General Counsel
Thomas P. Reed	Vice President and Chief Financial Officer of Nationwide Funds Group	Vice President and Chief Financial Officer	N/A
David A. Conner	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
James M. Elliot	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Sarah E. Zureich	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Timothy J. Dwyer	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A
Mark E. Hartman	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A
Kathy R. Richards	Associate Vice President and Assistant Secretary of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Secretary	N/A
Keith W. Hinze	Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
(b)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund, Nationwide International Index Fund and Nationwide Multi-Cap Portfolio. To the knowledge of the Registrant, the directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(c)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the Nationwide Bond Fund and Nationwide Inflation-Protected Securities Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(d)
Dreyfus Cash Investment Strategies, a division of BNY Mellon Investment Adviser, Inc. (“Dreyfus”), acts as subadviser to the Nationwide Government Money Market Fund. Dreyfus also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of Dreyfus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(e)
Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation) (“Mellon”) acts as subadviser to the Nationwide Dynamic U.S. Growth Fund, Nationwide Mellon Disciplined Value Fund and Nationwide NYSE Arca Tech 100 Index Fund. To the knowledge of the Registrant, the directors and officers of Mellon have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(f)
Brown Capital Management, LLC (“Brown Capital”) acts as subadviser to the Nationwide Small Company Growth Fund. To the knowledge of the Registrant, the directors and officers of Brown Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director, officer, employee, partner, or trustee of affiliated entities.

(g)
UBS Asset Management (Americas) Inc. (“UBS AM”) acts as subadviser to the Nationwide Global Sustainable Equity Fund. To the knowledge of the Registrant, the directors and officers of UBS AM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(h)
Thompson, Siegel & Walmsley LLC (“TSW”) acts as subadviser to the Nationwide Core Plus Bond Fund. To the knowledge of the Registrant, the directors and officers of TSW have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(i)
Bailard, Inc. (“Bailard”) acts as subadviser to the Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Technology & Science Fund and Nationwide Bailard International Equities Fund. To the knowledge of the Registrant, the directors and officers of Bailard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities. Bailard provides real estate services (such as identifying and recommending potential property acquisitions and dispositions, supervising day-to-day property management and providing real estate research) to a client that is an affiliated private real estate investment trust.

(j)
Geneva Capital Management LLC (“Geneva”) acts as subadviser to the Nationwide Geneva Mid Cap Growth Fund and Nationwide Geneva Small Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Geneva have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(k)
Aberdeen Standard Alternative Funds Limited (formerly, Standard Life Investments (Corporate Funds) Limited) (“Aberdeen Standard”) acts as subadviser to the Nationwide Emerging Markets Debt Fund. To the knowledge of the Registrant, the directors and officers of Aberdeen Standard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(l)
Amundi Pioneer Institutional Asset Management, Inc. (“APIAM”) acts as subadviser to the Nationwide Amundi Global High Yield Fund and Nationwide Amundi Strategic Income Fund.  Except as noted below, the directors and officers of APIAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name and Position with APIAM	Other Company	Position with Other Company
Lisa Jones CEO	The Investment Company Institute	Member- Board of Governors
	MIT Sloan Finance Group Advisory Board	Member
Ken Taubes CIO	Kerem Shalom	Member of Finance Committee
	Suffolk University MSF Advisory Board	Board Member
Gregg Dooling CFO	Raising a Reader Massachusetts	Chair of Finance and Audit Committee
	Raising a Reader Massachusetts	Board Member

(m)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the Nationwide International Small Cap Fund and Nationwide Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the last two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(n)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund and Nationwide Loomis Short Term Bond Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  Except as noted below, the directors and officers of Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the fiscal years since October 31, 2017, other than in their capacities as a director or officer of affiliated entities.

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Beverly M. Bearden Director	Natixis Investment Managers, L.P.	Deputy Chief Executive Officer
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee

	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
Matthew J. Eagan Executive Vice President and Director	None	None
Daniel J. Fuss Vice Chairman, Executive Vice President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President
John F. Gallagher III Executive Vice President and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	President
	Loomis Sayles Distributors, L.P. One Financial Center, Boston, MA 02111	President
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Solutions, LLC One Financial Center, Boston, MA 02111	President
David L. Giunta Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US and Canada
	Natixis Advisors, L.P. 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Natixis Distribution Corporation 888 Boylston Street, Boston, MA 02199	Chairman, President and Chief Executive Officer
	Natixis Distribution, L.P. 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer

	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, Chief Executive Officer and President
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None	None
Maurice Leger Executive Vice President and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
Jean S. Loewenberg Executive Vice President, General Counsel, Secretary and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
Jaehoon Park Executive Vice President, Chief Investment Officer and Director	None	None
Jean Raby Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	Chief Executive Officer
Richard G. Raczkowski Executive Vice President and Director	None	None
John F. Russell Executive Vice President and Director	None	None

Paul J. Sherba Executive Vice President, Chief Financial Officer and Director	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Vice President and Treasurer
	Loomis Sayles Distributors, L.P. One Financial Center, Boston, MA 02111	Vice President and Treasurer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
Elaine M. Stokes Executive Vice President and Director	None	None
David L. Waldman Executive Vice President, Deputy Chief Investment Officer and Director	None	None
(o)
Logan Capital Management, Inc. (“Logan Capital”) acts as subadviser to the Nationwide Long/Short Equity Fund. Logan Capital is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Logan Capital have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(p)
Diamond Hill Capital Management, Inc. (“Diamond Hill”) acts as subadviser to the Nationwide Diamond Hill Large Cap Concentrated Fund. Diamond Hill is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Diamond Hill have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(q)
WCM Investment Management (“WCMIM”) acts as subadviser to the Nationwide WCM Focused Small Cap Fund. WCMIM is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of WCMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(r)
Allianz Global Investors U.S. LLC (“Allianz”) acts as subadviser to the Nationwide AllianzGI International Growth Fund. Allianz is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of Allianz have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(s)
Western Asset Management Co. (“WAMCO”) acts as subadviser to the Nationwide Multi-Cap Portfolio. WAMCO is an investment adviser registered under the Investment Advisers Act of 1940. Except as noted below, the directors and officers of WAMCO have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

Name	Position(s) at WAMCO	Other Position(s) held
James W. Hirschmann III	Director, Chief Executive Officer and President	Director, Western Asset Mortgage Capital Corporation
John D. Kenney	Non-Employee Director	Vice President, Legg Mason, Inc.
QS Investors, LLC
Director, QS Investors Holdings, LLC
Director, QS Batterymarch Financial Management, Inc.
Vice President, Legg Mason Charitable Foundation, Inc.
Director, ClearBridge Investments, LLC
Director, Legg Mason ClearBridge Holdings LLC
Director, Legg Mason Australia Holdings Pty Limited
Manager, Royce & Associates, GP, LLC
Manager, Legg Mason Royce Holdings, LLC
Director, EnTrustPermal Partners Holdings LLC
Director, EnTrustPermal LLC
Director, Martin Currie (Holdings) Limited
Director, Martin Currie Limited
Director, RARE Infrastructure Finance Pty Limited
Director, RARE Infrastructure International Pty Limited
Director, RARE Infrastructure Limited
Director, RARE Infrastructure (Europe) Pty Limited
Director, RARE Infrastructure (North America) Pty Limited
Director, RARE Holdings Pty Limited
Director, Treasury RARE Holdings Pty Limited
Manager, LM/Clarion I, LLC
Manager, LM/Clarion II, LLC

Director, Clarion Partners Holdings, LLC
Thomas C. Merchant	Non-Employee Director	Executive Vice President, General Counsel and Secretary, Legg Mason, Inc.
Secretary, Legg Mason & Co., LLC
Member and Secretary, Legg Mason Political Action Committee
Secretary, The Baltimore Company
Secretary, BMML, Inc.
Secretary, Brandywine Global Investment Management, LLC
Secretary, Barrett Associates, Inc.
Secretary, Legg Mason Charitable Foundation, Inc.
Secretary, Legg Mason Commercial Real Estate Services, Inc.
Secretary, Legg Mason International Holdings, LLC
Secretary, Legg Mason Realty Group, Inc.
Secretary, Legg Mason Realty Partners, Inc.
Secretary, Legg Mason Tower, Inc.
Secretary, Legg Mason Holdings, LLC
Secretary, LM Capital Support V, LLC
Secretary, LMOBC, Inc.
Secretary, Pelican Holdings I, LLC
Secretary, Pelican Holdings II, LLC
Secretary, Legg Mason Real Estate Securities Advisors, Inc.
Director, QS Batterymarch Financial Management, Inc.
Director, QS Investors, LLC
Director, QS Investors Holdings, LLC
Non-Executive Director, Western Asset Management Company Limited
Jennifer W. Murphy	Director and Chief Operating Officer	Former Director, Brandywine Global Investment Management (Europe) Limited
Former Director, Legg Mason International Equities Limited
Former Member, Legg Mason Political Action Committee

Former Manager, Brandywine Global Investment Management, LLC
Director and Chief Executive Officer, Western Asset Mortgage Capital Corporation
Peter H. Nachtwey	Non-Employee Director	Senior Executive Vice President and Chief Financial Officer, Legg Mason, Inc.
Director and President, Legg Mason & Co., LLC
Director, Legg Mason Partners Fund Advisor, LLC
Director and President, The Baltimore Company
Former Director, QS Batterymarch Financial Management, Inc.
Director and President, BMML, Inc.
Former Director, Brandywine Global Investment Management, LLC
Former Director, ClearBridge Investments, LLC
Manager, Legg Mason ClearBridge Holdings LLC
Director, Legg Mason Fund Asset Management, Inc.
Manager, ClearBridge, LLC
Director and President, Legg Mason Commercial Real Estate Services, Inc.
Former Director, Legg Mason Investment Counsel, LLC
Member and Chairman, Legg Mason Political Action Committee
Director, Legg Mason International Holdings, LLC
Director, Legg Mason Private Portfolio Group, LLC
Director and President, Legg Mason Real Estate Securities Advisors, Inc.
Director and President, Legg Mason Realty Group, Inc.
Director and President, Legg Mason Realty Partners, Inc.

Director and President, Legg Mason Tower, Inc.
Director and President, LM BAM, Inc.
Director and President, LM Capital Support V, LLC
Director, Pelican Holdings I, LLC
Director, Pelican Holdings II, LLC
Manager, Royce & Associates, GP, LLC
Manager, Legg Mason Royce Holdings, LLC
Manager, LM/Clarion I, LLC
Manager, LM/Clarion II, LLC
Director, Clarion Partners Holdings, LLC
Director and President, Gray Seifert & Company, LLC
Director, LM Asset Services, LLC
Vice President and Treasurer, Legg Mason Charitable Foundation, Inc.
Bruce D. Alberts	Chief Financial Officer	None
Marzo Bernardi	Director of Client Services and Marketing	None
Dennis McNamara	Director of Global Portfolio Operations	None
Charles A. Ruys de Perez	Secretary and General Counsel	Director, Western Asset Holdings (Australia) Pty Ltd
Director, Western Asset Management Company Pty Ltd
Director, Western Asset Management Company Ltd
Director, Western Asset Management Company Pte. Ltd
Director, Western Asset Management Company Limited
Kevin Ehrlich	Chief Compliance Officer	None
(t)
American Century Investment Management, Inc. (“American Century”) acts as a subadvisor to the Nationwide American Century Small Cap Income Fund. Except as listed below, the directors and officers of American Century have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities of director or officer of affiliated entities.

Name and Position with American Century	Other Company	Positions with Other Company
Christopher Chen Vice President	Baring Asset Management	Director and Client Portfolio Manager
Richard Adams Vice President	Columbia Threadneedle Investments	Director and Client Portfolio Manager
Charles Tan Senior Vice President and Co-CIO, Global Fixed Income	Aberdeen Standard Investments	Head of North American Fixed Income
Jason Greenblath Vice President	Aberdeen Standard Investments	Head of US Investment Grade Credit
ITEM 32. PRINCIPAL UNDERWRITERS
(a)	Nationwide Fund Distributors LLC, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Variable Insurance Trust.
(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below, except where otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name	Position with NFD	Position with Registrant
Michael S. Spangler	Chairman, Director and President	President, Chief Executive Officer and Principal Executive Officer
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	Vice President	Treasurer, Principal Financial Officer, Senior Vice President and Head of Fund Operations
David A. Conner	Associate Vice President and Assistant Treasurer	N/A
Kathy R. Richards	Associate Vice President and Secretary	N/A
Jennifer T. Grinstead	Chief Marketing Officer	N/A
(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, Massachusetts 02108-3002
Nationwide Funds Group
One Nationwide Plaza
Columbus, OH 43215
ITEM 34. MANAGEMENT SERVICES
Not applicable.
ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 21st day of December, 2020.

NATIONWIDE MUTUAL FUNDS

BY:	/s/ Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant